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                                                                  Exhibit (h)(1)

           Flaherty & Crumrine/Claymore Total Return Fund Incorporated
                            (a Maryland corporation)

                        9,000,000 Shares of Common Stock
                           (Par Value $.01 Per Share)

                               PURCHASE AGREEMENT

                                                                 August 26, 2003

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated

A.G. Edwards & Sons, Inc.
Wachovia Capital Markets, LLC
Legg Mason Wood Walker, Incorporated
Raymond James & Associates, Inc.
RBC Dain Rauscher Inc.
Wells Fargo Securities, LLC
Advest, Inc.
Robert W. Baird & Co. Incorporated
Fahnestock & Co. Inc.
J.J.B. Hillard, W.L. Lyons, Inc.
Janney Montgomery Scott LLC
McDonald Investments Inc., a KeyCorp Company
Quick & Reilly, Inc.
Stifel, Nicolaus & Company, Incorporated and each of the Underwriters named in SCHEDULE A attached hereto

c/o Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

        Flaherty & Crumrine/Claymore Total Return Fund Incorporated, a Maryland corporation (the "Fund") and the Fund's investment adviser, Flaherty & Crumrine Incorporated, a California corporation (the "Adviser"), each confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, A.G. Edwards & Sons, Inc., Wachovia Capital Markets, LLC, Legg Mason Wood Walker, Incorporated, Raymond James & Associates, Inc., RBC Dain Rauscher Inc., Wells Fargo Securities, LLC, Advest, Inc., Robert
W. Baird & Co. Incorporated, Fahnestock & Co. Inc., J.J.B. Hilliard, W.L. Lyons, Inc., Janney Montgomery Scott LLC, McDonald Investments Inc., a KeyCorp Company, Quick & Reilly, Inc. and Stifel, Nicolaus & Company, Incorporated are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Fund and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of common stock, par value $.01 per share, of the Fund ("Common Shares") set forth in said SCHEDULE A, and with respect to the grant by the Fund to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,350,000 additional Common Shares to cover over-allotments, if any. The aforesaid 9,000,000 Common

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Shares (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 1,350,000 Common Shares subject to the option described in
Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

        The Fund understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

        The Fund has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-2 (No. 333-106393 and No. 811-21380) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses, and a notification on Form N-8A of registration of the Fund as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission under the 1933 Act and the 1940 Act (the "Rules and Regulations"). Promptly after execution and delivery of this Agreement, the Fund will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the Rules and Regulations and paragraph (c) or (h) of Rule 497 ("Rule 497") of the Rules and Regulations or (ii) if the Fund has elected to rely upon Rule 434 ("Rule 434") of the Rules and Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 497. The information included in any such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective, if applicable, (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, including in each case any statement of additional information incorporated therein by reference, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information or the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the statement of additional information incorporated therein by reference, is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated July 25, 2003 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

        All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

        SECTION 1.      Representations and Warranties.

        (a) REPRESENTATIONS AND WARRANTIES BY THE FUND AND THE ADVISER. The Fund and the Adviser jointly and severally represent and warrant to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

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                (i)     COMPLIANCE WITH REGISTRATION REQUIREMENTS. Each of the
        Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Fund or the Adviser, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement, the notification on Form N-8A and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Fund will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Fund in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

                Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 497 under the 1933 Act, complied when so filed in all material respects with the Rules and Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Securities, the Fund has complied or will comply with the requirements of Rule 111 under the 1933 Act Regulations relating to the payment of filing fees thereof.

                (ii) INDEPENDENT ACCOUNTANTS. The accountants who certified the statement of assets and liabilities included in the Registration Statement are independent public accountants as required by the 1933 Act and the Rules and Regulations.

                (iii) FINANCIAL STATEMENTS. The statement of assets and liabilities included in the Registration Statement and the Prospectus, together with the related notes, presents fairly in accordance with generally accepted accounting principles ("GAAP") in all material respects the financial position of the Fund at the date indicated; said statement has been prepared in conformity with GAAP.

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                (iv)    EXPENSE SUMMARY. The information set forth in the
        Prospectus in the Fee Table has been prepared in accordance in all material respects with the requirements of Form N-2 and to the extent estimated or projected, such estimates or projections are reasonably believed to be attainable and reasonably based.

                (v) NO MATERIAL ADVERSE CHANGE. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Fund, other than those in the ordinary course of business, which are material with respect to the Fund, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital stock.

                (vi) GOOD STANDING OF THE FUND. The Fund has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                (vii)   NO SUBSIDIARIES. The Fund has no subsidiaries.

                (viii) INVESTMENT COMPANY STATUS. The Fund is duly registered with the Commission under the 1940 Act as a closed-end diversified management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Fund and the Adviser, threatened by the Commission.

                (ix) OFFICERS AND DIRECTORS. No person is serving or acting as an officer, director or investment adviser of the Fund except in accordance with the provisions of the 1940 Act and the Rules and Regulations and no person is serving as an investment adviser of the Fund except in accordance with the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the rules and regulations of the Commission promulgated under the Advisers Act (the "Advisers Act Rules and Regulations"). Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement to either of them), to the knowledge of the Fund or the Adviser after due inquiry, no director of the Fund is an "interested person" (as defined in the 1940 Act) of the Fund or an "affiliated person" (as defined in the 1940 Act) of any Underwriter.

                (x) CAPITALIZATION. The authorized, issued and outstanding shares of common stock of the Fund are as set forth in the Prospectus as of the date thereof under the caption "Description of Capital Stock." All issued and outstanding shares of common stock of the Fund have been duly authorized and validly issued and are fully paid and non-assessable, except as provided for in the Fund's articles of incorporation, and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the outstanding shares of common stock of the Fund were issued in violation of the preemptive or other similar rights of any securityholder of the Fund.

                (xi) AUTHORIZATION AND DESCRIPTION OF SECURITIES. The Securities to be purchased by the Underwriters from the Fund have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and

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        fully paid and non-assessable, except as provided for in the Fund's articles of incorporation. The Common Shares conform in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Fund.

                (xii) ABSENCE OF DEFAULTS AND CONFLICTS. The Fund is not in violation of its articles of incorporation or by-laws, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Fund is subject (collectively, "Agreements and Instruments") except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Advisory Agreement and the Administration Agreement referred to in the Registration Statement, the Custodian Services Agreement, dated as of August 29, 2003 between the Fund and PFPC Trust Company, and the Transfer and Dividend Disbursing Agent and Registrar Agreement, dated as of August 29, 2003 between the Fund and PFPC, Inc., (as used herein, the "Advisory Agreement," the "Administration Agreement," the "Custodian Services Agreement" and the "Transfer Agency And Registrar Agreement," respectively) and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Fund with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation or by-laws of the Fund, nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its assets, properties or operations, except for such violations that would not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Fund.

                (xiii) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund or the Adviser, threatened, against or affecting the Fund, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets of the Fund or the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

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                (xiv)   ACCURACY OF EXHIBITS. There are no contracts or
        documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto by the 1933 Act, the 1940 Act or by the Rules and Regulations which have not been so described and filed as required.

                (xv) POSSESSION OF INTELLECTUAL PROPERTY. The Fund owns or possesses, has the right to use or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by the Fund, and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                (xvi) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Fund of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1940 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or under the rules of the National Association of Securities Dealers, Inc. ("NASD") or state securities laws.

                (xvii) POSSESSION OF LICENSES AND PERMITS. The Fund possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Prospectus; the Fund is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Fund has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                (xviii) ADVERTISEMENTS. Any advertising, sales literature or other promotional material (including "prospectus wrappers," "broker kits, " "road-show slides" and "road-show scripts" and "electronic road show presentations") authorized in writing by or prepared by the Fund or the Adviser used in connection with the public offering of the Securities (collectively, "sales material") does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. Moreover, all sales material complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act, the Rules and Regulations and the rules and interpretations of the NASD.

                (xix) SUBCHAPTER M. The Fund intends to direct the investment of the proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended ("Subchapter

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        M of the Code" and the "Code," respectively), and intends to qualify as a regulated investment company under Subchapter M of the Code.

                (xx) DISTRIBUTION OF OFFERING MATERIALS. The Fund has not distributed and, prior to the later to occur of (A) the Closing Time and
        (B) completion of the distribution of the Securities, will not distribute any material to the public in connection with the offering and sale of the Securities other than the Registration Statement, a preliminary prospectus, the Prospectus or other material, if any, permitted by the 1933 Act or the 1940 Act or the Rules and Regulations.

                (xxi) ACCOUNTING CONTROLS. The Fund has established a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions will be executed in accordance with management's general or specific authorization and with the applicable requirements of the 1940 Act, the Rules and Regulations and the Code;
        (B) transactions will be recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets and to maintain compliance with the books and records requirements under the 1940 Act and the Rules and Regulations; (C) access to assets will be permitted only in accordance with the management's general or specific authorization; and (D) the recorded accountability for assets will be compared with existing assets at reasonable intervals and appropriate action will be taken with respect to any differences.

                (xxii) ABSENCE OF UNDISCLOSED PAYMENTS. To the Fund's and the Adviser's knowledge, neither the Fund nor any employee or agent of the Fund has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                (xxiii) MATERIAL AGREEMENTS. This Agreement, the Advisory Agreement, the Administration Agreement, the Custodian Services Agreement and the Transfer Agency And Registrar Agreement have each been duly authorized by all requisite action on the part of the Fund and executed and delivered by the Fund, as of the dates noted therein, and each complies with all applicable provisions of the 1940 Act. Assuming due authorization, execution and delivery by the other parties thereto with respect to the Advisory Agreement, the Administration Agreement, the Custodian Services Agreement and the Transfer Agency And Registrar Agreement, each of the Advisory Agreement, the Administration Agreement, the Custodian Services Agreement and the Transfer Agency And Registrar Agreement constitutes a valid and binding agreement of the Fund, enforceable against it in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law or an implied covenant of good faith and fair dealing).

                (xxiv) REGISTRATION RIGHTS. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Fund under the 1933 Act.

                (xxv) NYSE LISTING. The Securities have been duly authorized for listing, upon notice of issuance, on the New York Stock Exchange ("NYSE") and the Fund's registration statement on Form 8-A under the 1934 Act has become effective.

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        (b)     REPRESENTATIONS AND WARRANTIES BY THE ADVISER. The Adviser
represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof as follows:

                (i) GOOD STANDING OF THE ADVISER. The Adviser has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of California with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required.

                (ii) INVESTMENT ADVISER STATUS. The Adviser is duly registered and in good standing with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting under the Advisory Agreement for the Fund as contemplated by the Prospectus.

                (iii) DESCRIPTION OF ADVISER. The description of the Adviser in the Registration Statement and the Prospectus (and any amendment or supplement to either of them) complied and comply in all material respects with the provisions of the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                (iv) CAPITALIZATION. The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus, this Agreement and under the Advisory Agreement to which it is a party.

                (v) AUTHORIZATION OF AGREEMENTS; ABSENCE OF DEFAULTS AND CONFLICTS. This Agreement, the Advisory Agreement and the Additional Compensation Agreement have each been duly authorized, executed and delivered by the Adviser, and (assuming due authorization, execution and delivery by each of the other parties thereto) the Advisory Agreement and the Additional Compensation Agreement each constitute a valid and binding obligation of the Adviser, enforceable against it in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and except as any rights to indemnity or contribution may be limited by federal and state securities laws and public policy considerations; and neither the execution and delivery of this Agreement, the Advisory Agreement or the Additional Compensation Agreement nor the performance by the Adviser of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, (i) any agreement or instrument to which the Adviser is a party or by which it is bound, (ii) the certificate of incorporation, the by-laws or other organizational documents of the Adviser, or (iii) to the Adviser's knowledge, by any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Adviser or its properties or operations other than, with respect to clauses (i) and (iii), any conflict, breach or default that would not, individually or in the aggregate, be expected to cause an Adviser Material Adverse Effect; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Adviser of the transactions contemplated by this Agreement, the Advisory Agreement and the Additional Compensation Agreement, except as have been obtained or will have been obtained prior to the Closing Time or may be required under the 1933 Act, the 1940 Act, the 1934 Act or state securities laws.

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                (vi)    NO MATERIAL ADVERSE CHANGE. Since the respective dates
        as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not occurred any event which would reasonably be expected to have a material adverse effect on the ability of the Adviser to perform its respective obligations under this Agreement and the Advisory Agreement to which it is a party.

                (vii) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser, threatened against or affecting the Adviser or any "affiliated person" of the Adviser (as such term is defined in the 1940 Act) or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Adviser, materially and adversely affect the properties or assets of the Adviser or materially impair or adversely affect the ability of the Adviser to function as an investment adviser or perform its obligations under the Advisory Agreement, or which is required to be disclosed in the Registration Statement and the Prospectus.

                (viii) ABSENCE OF VIOLATION OR DEFAULT. The Adviser is not in violation of its certificate of incorporation, by-laws or other organizational documents or in default under any agreement, indenture or instrument, except for such violations or defaults that would not have a material adverse effect on the ability of the Adviser to perform its respective obligations under this Agreement and the Advisory Agreement.

        (c) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Fund or the Adviser delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Fund or the Adviser, as the case may be, to each Underwriter as to the matters covered thereby.

        SECTION 2.      Sale and Delivery to Underwriters; Closing.

        (a) INITIAL SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Fund, at the price per share set forth in SCHEDULE B, the number of Initial Securities set forth in SCHEDULE A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

        (b) OPTION SECURITIES. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,350,000 Common Shares in the aggregate at the price per share set forth in SCHEDULE B, less an amount per share equal to any dividends or distributions declared by the Fund and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 45 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Fund setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial

Securities set forth in SCHEDULE A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of a fractional number of Option Securities.

        (c) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Clifford Chance US LLP, 200 Park Avenue, New York, New York 10166 or at such other place as shall be agreed upon by the Representatives and the Fund, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Fund (such time and date of payment and delivery being herein called "Closing Time").

        In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Fund, on each Date of Delivery as specified in the notice from the Representatives to the Fund.

        Payment shall be made to the Fund by wire transfer of immediately available funds to a bank account designated by the Fund, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

        (d) DENOMINATIONS; REGISTRATION. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in the City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

        SECTION 3.      Covenants.

        (a) The Fund, and so long as it is the investment adviser for the Fund, the Adviser, jointly and severally, covenant with each Underwriter as follows:

                (i) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Fund, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the

        Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Fund will promptly effect the filings necessary pursuant to Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Fund will make every reasonable effort to prevent the issuance of any stop order, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and, if any such stop order or order of suspension or revocation of registration is issued, to obtain the lifting thereof at the earliest possible moment.

                (ii) FILING OF AMENDMENTS. The Fund will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

                (iii) DELIVERY OF REGISTRATION STATEMENTS. The Fund has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                (iv) DELIVERY OF PROSPECTUSES. The Fund has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Fund hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Fund will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                (v) CONTINUED COMPLIANCE WITH SECURITIES LAWS. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Fund, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the Rules and Regulations, the Fund will promptly prepare and file with the Commission, subject to Section 3(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Fund will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

                (vi) BLUE SKY QUALIFICATIONS. The Fund will cooperate with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate and to maintain such qualifications in effect for so long as required for the distribution of the Securities; provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

                (vii) RULE 158. The Fund will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                (viii) USE OF PROCEEDS. The Fund will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

                (ix) LISTING. The Fund will use its reasonable best efforts to effect the listing of the Securities on the NYSE, subject to notice of issuance, concurrently with the effectiveness of the Registration Statement.

                (x) RESTRICTION ON SALE OF SECURITIES. During a period of 180 days from the date of the Prospectus, the Fund will not, without the prior written consent of Merrill Lynch, (A) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause
        (A) or (B) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (1) the Securities to be sold hereunder or (2) Common Shares issued pursuant to any dividend reinvestment plan.

                (xi) REPORTING REQUIREMENTS. The Fund, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act and the Rules and Regulations and the 1934 Act and the rules and regulations of the Commission thereunder, respectively.

                (xii) SUBCHAPTER M. The Fund will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code.

                (xiii) NO MANIPULATION OF MARKET FOR SECURITIES. Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, the Fund will not (a) take, directly or indirectly, any action designed to cause or to result in, or that would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Securities, and (b) until the Closing Date, or the Date of Delivery, if any, (i) sell, bid for or purchase the Securities or pay any person any compensation for soliciting purchases of the Securities or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Fund.

                (xiv) RULE 462(b) REGISTRATION STATEMENT. If the Fund elects to rely upon Rule 462(b), the Fund shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Fund shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

        (b) The Adviser covenants with each Underwriter that for a period of 180 days from the date of the Prospectus, the Adviser will not, without Merrill Lynch's prior written consent, which consent shall not be unreasonably withheld, act as investment adviser to any other closed-end registered investment company having an investment objective, policies and restrictions substantially similar to those of the Fund, other than Preferred Income Fund Incorporated, Preferred Income Opportunity Fund Incorporated and F&C/Claymore Preferred Securities Income Fund Incorporated.

        SECTION 4.      Payment of Expenses.

        (a) EXPENSES. The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Fund's counsel, accountants and other advisers, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith,
(vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE and (xi) the printing of any sales material. Also, the Fund shall pay to Merrill Lynch, on behalf of the Underwriters, $.0083 per share of the securities purchased pursuant to this agreement as partial reimbursement of expenses incurred in connection with the offering. The Adviser has agreed to pay all organizational expenses of the Fund. The Adviser has also agreed to pay those offering costs (other than sales load) of the Fund that exceed $.05 per Common Share.

        (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Fund and the Adviser, jointly and severally, agree that they shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

        SECTION 5.      Conditions of Underwriters' Obligations.

        The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Fund and the Adviser contained in Section 1 hereof or in certificates of any officer of the Fund or the Adviser delivered pursuant to the provisions hereof, to the performance by the Fund and the Adviser of their respective covenants and other obligations hereunder, and to the following further conditions:

        (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no notice or order pursuant to Section 8(e) of the 1940 Act shall have been issued, and no proceedings with respect to either shall have been initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Fund has elected to rely on upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 497.

        (b) OPINIONS OF COUNSEL FOR FUND AND THE ADVISER. At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of Willkie Farr & Gallagher, counsel for the Fund, and Shearman & Sterling, counsel for the Adviser, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters as set forth in EXHIBIT A hereto.

        (c) OPINION OF COUNSEL FOR UNDERWRITERS. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Clifford Chance US LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (A) (i), (ii), (vi), (vii) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Fund), (viii) through (x), inclusive, (xiii) (solely as to the information in the Prospectus under "Description of Capital Stock") and the last paragraph of EXHIBIT A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Fund and certificates of public officials.

        (d) OFFICERS' CERTIFICATES. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of a duly authorized officer of the Fund and of the chief financial or chief accounting officer of the Fund and of the President or a Vice President or Managing Director of the Adviser, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Sections 1(a) and (b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Fund and the Adviser, respectively, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, has been issued and no proceedings for any such purpose have been instituted, or, to the knowledge of the Fund or the Adviser, are pending or are contemplated by the Commission.

        (e) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Representatives shall have received from KPMG, LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

        (f) BRING-DOWN COMFORT LETTER. At Closing Time, the Representatives shall have received from KPMG, LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

        (g) APPROVAL OF LISTING. At Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

        (h) EXECUTION OF ADDITIONAL COMPENSATION AGREEMENT. At Closing Time, Merrill Lynch shall have received the Additional Compensation Agreement, dated the date of the Closing Time, as executed by the Adviser.

        (i) NO OBJECTION. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

        (j) CONDITIONS TO PURCHASE OF OPTION SECURITIES. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Fund contained herein and the statements in any certificates furnished by the Fund hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                (i) OFFICERS' CERTIFICATES. Certificates, dated such Date of Delivery, of a duly authorized officer of the Fund and of the chief financial or chief accounting officer of the Fund and of the President or a Vice President or Managing Director of the Adviser confirming that the information contained in the certificate delivered by each of them at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                (ii) OPINIONS OF COUNSEL FOR THE FUND AND THE ADVISER. The favorable opinions of Willkie Farr & Gallagher, counsel for the Fund, and Shearman & Sterling LLP, counsel for the Adviser, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.

                (iii) OPINION OF COUNSEL FOR THE UNDERWRITERS. The favorable opinion of Clifford Chance US LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                (iv) BRING-DOWN COMFORT LETTER. A letter from KPMG, LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

        (k) ADDITIONAL DOCUMENTS. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Fund and the Adviser in connection with the organization and registration of the Fund under the 1940 Act and the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

        (l) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Fund at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 14 shall survive any such termination and remain in full force and effect.

        SECTION 6.      Indemnification.

        (a) INDEMNIFICATION OF UNDERWRITERS. The Fund and the Adviser, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof as follows:

                (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus filed as part of the Registration Statement or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the prior written consent of the Fund and the Adviser; and

                (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund or the Adviser by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided further that the Fund or the Adviser will not be liable to any Underwriter with respect to any Prospectus to the extent that the Fund or the Adviser shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of a requirement of this Agreement or applicable law, sold Securities to a person to whom such Underwriter failed to send or give, at or prior to the Closing Time, a copy of the final Prospectus, as then amended or supplemented if: (i) the Fund has previously furnished copies thereof (sufficiently in advance of the Closing Time to allow for distribution by the Closing Time) to the Underwriter and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the preliminary Prospectus which was corrected in the final Prospectus as, if applicable, amended or supplemented prior to the Closing Time and such final Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) such failure to give or send such final Prospectus by the Closing Time to the party or parties asserting such loss, liability, claim, damage or expense would have constituted a defense to the claim asserted by such person.

        (b) INDEMNIFICATION OF FUND, ADVISER, DIRECTORS AND OFFICERS. Each Underwriter severally agrees to indemnify and hold harmless the Fund and the Adviser, their respective directors and officers, each of the Fund's officers who signed the Registration Statement, and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund or the Adviser by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (c) INDEMNIFICATION FOR SALES MATERIALS. In addition to the foregoing indemnification, the Fund and the Adviser also, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as limited by the proviso set forth therein, with respect to any sales material, as defined in
Section 1(a)(xviii).

        (d) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Fund and the Adviser. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (e) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable, and (2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

        (f) INDEMNIFICATION OR CONTRIBUTION BY THE FUND. Any indemnification or contribution by the Fund shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act.

        SECTION 7.      Contribution.

        If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Adviser on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Adviser on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Fund and the Adviser on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Fund and the total underwriting discount received by the Underwriters (whether from the Fund or otherwise), in each case as set forth on the cover of the Prospectus or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

        The relative fault of the Fund and the Adviser on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund or the Adviser or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Fund, the Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Fund and each director of the Adviser, respectively, each officer of the Fund who signed the Registration Statement, and each person, if any, who controls the Fund or the Adviser, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Fund and the Adviser, respectively. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in SCHEDULE A hereto and not joint.

        SECTION 8.      Representations, Warranties and Agreements to Survive
                        Delivery.

        All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Fund or the Adviser submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Fund or the Adviser, and shall survive delivery of the Securities to the Underwriters.

        SECTION 9.      Termination of Agreement.

        (a) TERMINATION; GENERAL. The Representatives may terminate this Agreement, by notice to the Fund, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund or the Adviser, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Common Shares of the Fund has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

        (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 13 shall survive such termination and remain in full force and effect.

        SECTION 10.     Default by One or More of the Underwriters.

        If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

        (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

        (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Fund to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

        No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

        In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Fund to sell the relevant Option Securities, as the case may be, either the Representatives or the Fund shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

        SECTION 11.     Tax Disclosure.

        Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Fund and the Adviser (and each employee, representative or other agent of the Fund and the Adviser) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

        SECTION 12.     Notices.

        All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives, Merrill Lynch & Co., 4 World Financial Center, New York, New York 10080, attention of Equity Capital Markets; and notices to the Fund or the Adviser shall be directed to the office of Flaherty & Crumrine Incorporated, 301
East Colorado Boulevard, Suite 720, Pasadena, California 91101, attention of Donald Crumrine.

        SECTION 13.     Parties.

        This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Fund, the Adviser and their respective partners and successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Fund, the Adviser and their respective successors and the controlling persons and officers, directors and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Fund, the Adviser and their respective partners and successors, and said controlling persons and officers, trustees and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

        SECTION 14.     GOVERNING LAW AND TIME.

        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

        SECTION 15.     Effect of Headings.

        The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Fund and the Adviser in accordance with its terms.

                                       Very truly yours,


                                       FLAHERTY & CRUMRINE/CLAYMORE TOTAL
                                       RETURN FUND INCORPORATED


                                       By: /s/ Donald F. Crumrine
                                           ----------------------
                                           Name: Donald F. Crumrine
                                           Title: Chief Executive Officer


                                       FLAHERTY & CRUMRINE INCORPORATED


                                       By: /s/ Robert M. Ettinger
                                           ----------------------
                                           Name: Robert Ettinger
                                           Title: President

CONFIRMED AND ACCEPTED,
     as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
        INCORPORATED

A.G. EDWARDS & SONS, INC.
WACHOVIA CAPITAL MARKETS, LLC
LEGG MASON WOOD WALKER, INCORPORATED
RAYMOND JAMES & ASSOCIATES, INC.
RBC DAIN RAUSCHER INC.
WELLS FARGO SECURITIES, LLC
ADVEST, INC.
ROBERT W. BAIRD & CO. INCORPORATED
FAHNESTOCK & CO. INC.
J.J.B. HILLIARD, W.L. LYONS, INC.
JANNEY MONTGOMERY SCOTT LLC
MCDONALD INVESTMENTS INC., A KEYCORP COMPANY
QUICK & REILLY, INC.
STIFEL, NICOLAUS & COMPANY, INCORPORATED

By: Merrill Lynch, Pierce, Fenner & Smith
        Incorporated

By: /s/ Brian Lessig
    ----------------
    Authorized Signatory

For themselves and as
Representatives of the
other Underwriters named
in SCHEDULE A hereto.

                                   SCHEDULE A

                                                                                         NUMBER OF
                        NAME OF UNDERWRITER                                         INITIAL SECURITIES
---------------------------------------------------------------------               ------------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated                                      2,065,000

A.G. Edwards & Sons, Inc.                                                               1,100,000

Wachovia Capital Markets, LLC                                                           1,100,000

Legg Mason Wood Walker, Incorporated                                                      200,000

Raymond James & Associates, Inc.                                                        1,000,000

RBC Dain Rauscher Inc.                                                                    750,000

Wells Fargo Securities, LLC                                                               150,000

Advest, Inc.                                                                              135,000

BB&T Capital Markets, a division of Scott & Stringfellow, Inc.                            150,000

Robert W. Baird & Co. Incorporated                                                        250,000

Fahnestock & Co. Inc.                                                                     135,000

J.J.B. Hilliard, W.L. Lyons, Inc.                                                         200,000

Janney Montgomery Scott LLC                                                               135,000

McDonald Investments Inc., a KeyCorp Company                                              200,000

Quick & Reilly/Fleet                                                                      135,000

Stifel, Nicolaus & Company Incorporated                                                   135,000

Bear, Stearns & Co. Inc.                                                                   80,000

Deutsche Bank Securities Inc.                                                              80,000

Harris Nesbitt Gerard, Inc.                                                                80,000

US Bancorp Piper Jaffray Inc.                                                              45,000

BB&T Capital Markets, a divisin of Scott & Stringfellow, Inc.                              45,000

William Blair & Company, L.L.C.                                                            45,000

Crowell, Weedon & Co.                                                                      45,000

D.A. Davidson & Co.                                                                        45,000

Ferris, Baker Watts, Incorporated                                                          45,000

Morgan Keegan & Company, Inc.                                                              45,000

                                     Sch A-1

Stephens Inc.                                                                              45,000

Wedbush Morgan Securities, Inc.                                                            20,000

Arthurs, Lestrange & Company, Incorporated                                                 20,000

Brean Murray & Co., Inc.                                                                   20,000

David A Noyes & Company                                                                    20,000

First Montauk Securities Corp.                                                             20,000

First Southwest Company                                                                    20,000

Gilford Securities Incorporated                                                            20,000

Wayne Hummer Investments LLC                                                               20,000

Huntleigh Securities Corporation                                                           20,000

Johnston, Lemon & Co. Incorporated                                                         20,000

LaSalle St. Securities, Inc.                                                               20,000

Maxim Group LLC                                                                            20,000

Mesirow Financial, Inc.                                                                    20,000

NatCity Investments, Inc.                                                                  20,000

National Securities Corporation                                                            20,000

Needham & Company, Inc.                                                                    20,000

Northeast Securities, Inc.                                                                 20,000

Nutmeg Securities, Ltd.                                                                    20,000

Pacific Crest Securities, Inc.                                                             20,000

Paulson Investment Company, Inc.                                                           20,000

Peacock, Hislop, Staley & Given, Inc.                                                      20,000

Ryan Beck & Co.                                                                            20,000

Sanders Morris Harris                                                                      20,000

Sands Brothers & Co., Ltd.                                                                 20,000

Southwest Securities, Inc.                                                                 20,000

Sterling Financial Investment Group, Inc.                                                  20,000

M.L. Stern & Co., LLC                                                                      20,000

Torrey Pines Securities, Inc.                                                              20,000

Westminster Financial Securities, Inc.                                                     20,000

     Total                                                                              9,000,000
                                                                                        =========

                                     Sch A-2

                                     Sch A-3

                                   SCHEDULE B

           Flaherty & Crumrine/Claymore Total Return Fund Incorporated
                        9,000,000 Shares of Common Stock
                           (Par Value $.01 Per Share)

        1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $25.00.

        2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $23.875, being an amount equal to the initial public offering price set forth above less $1.125 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Fund and payable on the Initial Securities but not payable on the Option Securities.

                                     Sch B-1

                                                                       Exhibit A

                            FORM OF OPINION OF FUND'S
                       COUNSEL TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

(A)     With respect to the Fund:

                (i) The Fund has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland.

                (ii) The Fund has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

                (iii) The Fund is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                (iv) To our knowledge, the Fund does not have any subsidiaries.

                (v) The authorized shares of common stock of the Fund are as set forth in the Prospectus under the caption "Description of Capital Stock--Common Stock" (except for subsequent issuances, if any, pursuant to the Purchase Agreement); all issued and outstanding shares of common stock of the Fund have been duly authorized and validly issued and are fully paid and non-assessable; the Common Shares conform in all material respects as to legal matters to all statements relating thereto contained in the Prospectus under the caption "Description of Capital Stock--Common Stock"; and, to counsel's knowledge, none of the outstanding shares of Common Stock of the Fund were issued in violation of the preemptive or other similar rights of any securityholder of the Fund.

                (vi) The Securities to be purchased by the Underwriters from the Fund have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by the Fund pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and non-assessable, and no holder of the Securities is or will be subject to personal liability solely by reason of being such a holder.

                (vii) The issuance of the Securities is not subject to preemptive or other similar rights of any securityholder of the Fund under the Charter or Bylaws of the Fund or the Maryland General Corporation Law or, to counsel's knowledge, otherwise.

                (viii) The Purchase Agreement has been duly authorized, executed and delivered by the Fund.

                (ix) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act and the 1940 Act; any required filing of the Prospectus pursuant to Rule 497(c) or Rule 497(h) has been made in the manner and within the time period required by Rule 497; and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, and, to our knowledge, no order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act has been issued, and no proceedings for any such purpose have been instituted or are pending or threatened by the Commission.

                (x) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus as of their respective effective or issue dates (other than the financial statements, related notes thereto and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), and the notification on Form N-8A complied as to form in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations.

                (xi) If Rule 434 has been relied upon, the Prospectus was not "materially different" as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.

                (xii) The form of certificate used to evidence the Common Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Charter and by-laws of the Fund and the requirements of the New York Stock Exchange.

                (xiii) To our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Fund is a party, or to which the property of the Fund is subject, before or brought by any United States, New York or Maryland court or governmental agency or body, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Fund or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Fund of its obligations thereunder.

                (xiv) The information in the Prospectus under "Description of Capital Stock" and "Taxation" and in the Registration Statement under
        Item 29 (Indemnification), to the extent that it constitutes summaries of legal matters, the Fund's Charter and by-laws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

                (xv) Each of the Advisory Agreement, the Administration Agreement, the Custodian Services Agreement, the Transfer Agency And Registrar Agreement and the Purchase Agreement comply in all material respects with all applicable provisions of the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations.

                (xvi) The Fund is duly registered with the Commission under the 1940 Act as a closed end diversified management investment company; and, to our knowledge, no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission.

                (xvii) To our knowledge, no director of the Fund is an "interested person" (as defined in the 1940 Act) of the Fund, except as set forth in the Registration Statement, or an "affiliated person" (as defined in the 1940 Act) of an Underwriter.

                (xviii) To our knowledge, there are no United States federal statutes or regulations that are required to be described in the Prospectus that are not described as required.

                (xix) All descriptions in the Registration Statement of contracts and other documents to which the Fund is a party and which are included as exhibits to the Registration Statement are accurate in all material respects. To our knowledge, after due inquiry, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

                (xx) To our knowledge, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any United States, New York or Maryland court or governmental authority or agency (other than under the 1933 Act, the 1934 Act, the 1940 Act and the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or for the offering, issuance or sale of the Securities or the consummation of the transactions contemplated by this Agreement.

                (xxi) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Fund with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xii) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Fund is a party or by which it may be bound, or to which any of the property or assets of the Fund is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Fund, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us and that is normally applicable to transactions of the type contemplated by the Purchase Agreement, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its properties, assets or operations.

                (xxii) The Purchase Agreement, the Advisory Agreement, the Administration Agreement, the Custodian Services Agreement and the Transfer Agency And Registrar Agreement have each been duly authorized by all requisite action on the part of the Fund, executed and delivered by the Fund, as of the dates noted therein. Assuming due authorization, execution and delivery by the other parties thereto with respect to the Advisory Agreement, Administration Agreement, Custodian Services Agreement and the Transfer Agency And Registrar Agreement, each of the Advisory Agreement, the Administration Agreement, the Custodian Services Agreement and the Transfer Agency And Registrar Agreement constitutes a valid and binding agreement of the Fund, enforceable against it in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                      FORM OF OPINION OF ADVISER'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

                                                                 August 29, 2003


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated

A.G. Edwards & Sons, Inc.
Wachovia Capital Markets, LLC
Legg Mason Wood Walker, Incorporated
Raymond James & Associates, Inc.
RBC Dain Rauscher Inc.
Wells Fargo Securities, LLC
Advest, Inc.
BB&T Capital Markets, a division of Scott &
Stringfellow, Inc.
Robert W. Baird & Co. Incorporated
Fahnestock & Co. Inc.
J.J.B. Hillard, W.L. Lyons, Inc.
Janney Montgomery Scott LLC
McDonald Investments Inc., a KeyCorp Company
Quick & Reilly, Inc.
Stifel, Nicolaus & Company, Incorporated

As Representatives of the several Underwriters
named in Schedule A to the Purchase Agreement
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
4 World Financial Center
New York, New York  10080

                        FLAHERTY & CRUMRINE INCORPORATED

Ladies and Gentlemen:

        We have acted as special counsel to Flaherty & Crumrine Incorporated, a California corporation (the "Adviser"), the investment adviser to Flaherty & Crumrine/Claymore Total Return Fund Incorporated, a Maryland corporation (the "Fund"), in connection with the issue and sale to you by the Fund of 9,000,000 shares of its common stock, par value $.01 per share (the "Shares"), subject to the terms and conditions set forth in the Purchase Agreement, dated August 26, 2003 (the "Purchase Agreement"), among you, the Fund and the Adviser.

        In such capacity, we have examined executed copies of the Purchase Agreement, the Advisory Agreement dated August 29, 2003 (the "Advisory Agreement") between the Fund and the Adviser, the Additional Compensation Agreement dated as of August 29, 2003 (the "Additional Compensation Agreement") between Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Adviser and copies of the registration statement on Form N-2 (Registration Nos. 333-106393 and

811-21380), filed by the Fund under the Securities Act of 1933, as amended (the "Securities Act"), and under the Investment Company Act of 1940, as amended (the "Investment Company Act"), with the Securities and Exchange Commission (the "Commission") on June 23, 2003, and of the amendment thereto filed by the Fund with the Commission on July 25, 2003, and copies of the related prospectus (the registration statement as amended at the time when it became effective, including the information deemed to be part thereof at the time of effectiveness pursuant to Rule 497(a) of the rules and regulations of the Commission under the Securities Act, and also including the exhibits thereto and documents incorporated by reference therein, being hereinafter referred to as the "Registration Statement," and the final prospectus dated August 26, 2003 in the form in which it was filed with the Commission pursuant to Rule 497(h) under the Securities Act being hereinafter referred to as the "Prospectus"). The Registration Statement and the Prospectus were prepared and filed by the Fund without our participation.

        We have also examined originals of copies identified to our satisfaction of such corporate records of the Adviser, certificates of public officials, officers and employees of the Adviser and other persons, and such other documents, agreements or instruments as we have deemed necessary or appropriate as the basis for the opinions hereinafter expressed. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. In rendering our opinion, we have relied as to factual matters, to the extent we deem proper, upon the representations and warranties of the Adviser and the Fund contained in or made pursuant to the Purchase Agreement, the Advisory Agreement, certificates of officers of the Adviser and certificates of public officials.

        Our opinions set forth below are limited to the laws of the States of New York and California and the federal laws of the United States, and we do not express any opinion herein concerning any other laws.

        Based upon and subject to the foregoing, we are of the opinion that:

                        (i) The Adviser is a corporation duly incorporated and validly existing in good standing as a corporation under the laws of the State of California with corporate power and authority under such laws to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement. To our knowledge, the Adviser is not qualified to do business as a foreign corporation in any jurisdiction;

                        (ii) Each of the Purchase Agreement and the Additional Compensation Agreement has been duly authorized, executed and delivered by the Adviser;

                        (iii) The Advisory Agreement has been duly authorized, executed and delivered by the Adviser and, assuming due execution by the Fund, the Advisory Agreement constitutes the valid and binding obligation of the Adviser, enforceable against the Adviser in accordance with its terms, except as
(x) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally (including, without limitation, all laws relating to fraudulent transfers) and (y) the enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

                        (iv) The execution, delivery and performance of the Purchase Agreement (other than performance of the Adviser's indemnification and contribution obligations thereunder, as to which we express no opinion), the Advisory Agreement and the Additional Compensation Agreement (other than performance of the Adviser's indemnification and contribution obligations thereunder, as to which we express no opinion) by the Adviser will not result in a breach or violation of any of the terms and provisions of, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Adviser pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument known to us to be material to the Adviser, or result in a violation of the corporate charter or by-laws of the Adviser or the Securities Act, the Investment Company Act, the Investment Advisers Act of 1940, as amended (the "Advisers Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act" and, together with the Securities Act, the Investment Company Act, and the Advisers Act, being referred to herein, collectively, as the "Acts"), or any other applicable statute, any rule or regulation known to us of, or to our knowledge, any order of, any court or governmental agency having jurisdiction over the Adviser or its property or operations, except for such breaches, violations, liens or defaults that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Adviser;

                        (v) To our knowledge, no consent, authorization or order of, or filing or registration with, any court or governmental agency having jurisdiction over the Adviser, or over its property or operations, is required for the execution, delivery and performance of the Purchase Agreement, the Advisory Agreement or the Additional Compensation Agreement by the Adviser, except (x) such as has been obtained under the Acts or (y) such as may be required under state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Common Shares by you;

                        (vi) The Adviser is duly registered with the Commission under the Advisers Act as an investment adviser and is not prohibited by the Advisers Act or the Investment Company Act, or the rules and regulations under such acts, from acting as the investment adviser to the Fund under the Advisory Agreement;

                        (vii) To our knowledge, there is no litigation or any proceeding pending or threatened to which the Adviser is a party, or to which the property or assets of the Adviser are subject, which might reasonably be expected to have a material adverse effect on the Adviser, or which might reasonably be expected to materially and adversely affect the property or assets thereof, the consummation of the transactions contemplated in the Purchase Agreement, the Advisory Agreement, or the Additional Compensation Agreement, the performance by the Adviser of its obligations thereunder or the registration or good standing of the Adviser with the Commission, or which is required to be disclosed in the Prospectus by the Securities Act which is not disclosed and correctly summarized therein; and

                        (viii) To our knowledge, the Adviser is not in violation of its corporate charter or by-laws.

        This letter is being furnished to you solely for your benefit in connection with your purchase of the Shares, and is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                Very truly yours,

                                                                 August 29, 2003

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated

A.G. Edwards & Sons, Inc.
Wachovia Capital Markets, LLC
Legg Mason Wood Walker, Incorporated
Raymond James & Associates, Inc.
RBC Dain Rauscher Inc.
Wells Fargo Securities, LLC
Advest, Inc.
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
Robert W. Baird & Co. Incorporated
Fahnestock & Co. Inc.
J.J.B. Hillard, W.L. Lyons, Inc.
Janney Montgomery Scott LLC
McDonald Investments Inc., a KeyCorp Company
Quick & Reilly, Inc.
Stifel, Nicolaus & Company, Incorporated

As Representatives of the several Underwriters named in Schedule A to the Purchase Agreement
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
4 World Financial Center
New York, New York 10080

                        FLAHERTY & CRUMRINE INCORPORATED

Ladies and Gentlemen:

        We have acted as special counsel to Flaherty & Crumrine Incorporated, a California corporation (the "Adviser"), the investment adviser to Flaherty & Crumrine/Claymore Total Return Fund Incorporated, a Maryland corporation (the "Fund"), in connection with the issue and sale to you by the Fund of 9,000,000 shares of its common stock, par value $.01 per share (the "Shares"), subject to the terms and conditions set forth in the Purchase Agreement, dated August 26, 2003 (the "Purchase Agreement"), among you, the Fund and the Adviser.

        In such capacity, we have examined executed copies of the Purchase Agreement, the Investment Advisory Agreement dated August 29, 2003 (the "Advisory Agreement") between the Fund and the Adviser, the Additional Compensation Agreement dated as of August 29, 2003 (the "Additional Compensation Agreement") between Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Adviser and copies of the registration statement on Form N-2 (Registration Nos. 333-106393 and 811-21380), filed by the Fund under the Securities Act of 1933, as amended (the "Securities Act"), and under the Investment Company Act of 1940, as amended (the "Investment Company Act"), with the Securities and Exchange Commission (the "Commission") on June 23, 2003, and of the amendment thereto filed by the Fund with the Commission on July 25, 2003, and copies of the related prospectus (the registration statement as amended at the time when it became effective, including the information deemed to be part thereof at the time of effectiveness pursuant to Rule 497(a) of the rules and regulations of the Commission under the Securities Act, and also including the exhibits thereto and documents incorporated by reference therein, being hereinafter referred to as the "Registration Statement," and the final prospectus dated August 26, 2003 in the form in which it was filed with the Commission pursuant to Rule 497(h) under the Securities Act being hereinafter referred to as the "Prospectus"). The Registration Statement and the Prospectus were prepared and filed by the Fund without our participation.

        In the course of our representation of the Adviser in connection with the offering by the Fund of the Shares, we also participated in discussions with certain officers and employees of the Adviser regarding statements relating to or describing the Adviser in the sections of the Registration Statement and the Prospectus captioned "Prospectus Summary - Investment Adviser and Servicing Agent," "Management of the Fund -- Investment Adviser" and "Performance Related and Comparative Information - About Flaherty & Crumrine Incorporated." We have not independently checked or verified the accuracy, completeness or fairness of the information contained in the Registration Statement and the Prospectus and the limitations inherent in the independent verification of factual matters and in the role of the outside counsel are such, however, that we cannot and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Registration Statement and the Prospectus.

        Subject to the limitations set forth in the immediately preceding paragraph, we advise you that, on the basis of the information we gained in the course of performing the services referred to above, no facts came to our attention which gave us reason to believe that (i) the sections of the Registration Statement captioned "Prospectus Summary - Investment Adviser and Servicing Agent," "Management of the Fund - Investment Adviser and "Performance Related and Comparative Information - About Flaherty & Crumrine Incorporated" (other than the financial statements and other financial data contained therein or omitted therefrom, as to which we have not been requested to comment) insofar as such sections relate to or describe the Adviser, as of the date hereof, contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading or (ii) the sections of the Prospectus captioned "Prospectus Summary - Investment Adviser and Servicing Agent," "Management of the Fund -- Investment Adviser" and "Performance Related and Comparative Information - About Flaherty & Crumrine Incorporated" (other than the financial statements and other financial data contained therein or omitted therefrom, as to which we have not been requested to comment) insofar as such sections relate to or describe the Adviser, as of the date hereof, contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        This letter is being furnished to you solely for your benefit in connection with your purchase of the Shares, and is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                                  Very truly yours,